Delaware

The First State

I, JEFFREY W. BULLOCK, SECRETARY OF STATE OF THE STATE OF DELAWARE, DO HEREBY CERTIFY THE ATTACHED IS A TRUE AND CORRECT COPY OF THE CERTIFICATE OF CANCELLATION OF "MASTERWORKS 210, LLC", FILED IN THIS OFFICE ON THE FOURTH DAY OF JUNE, A.D. 2024, AT 12:21 O`CLOCK P.M.

Jeffrey W. Bullock, Secretary of State

7086361 8100
SR# 20242764251

Authentication: 203651955
Date: 06-06-24

CERTIFICATION OF CANCELLATION

OF

MASTERWORKS 210, LLC

June 4, 2024

The undersigned, an authorized representative of Masterworks 210, LLC, a Delaware limited liability company (the "**Company**"), hereby effects the cancellation of the Certificate of Formation of the Company (the "**Certificate**") pursuant to Limited Liability Company Act of the State of Delaware Section 18-801 and certifies as follows:

1. The name of the Company is Masterworks 210, LLC.

2. The date of filing of the Certificate in the Office of the Secretary of State of the State of Delaware was October 17, 2022.

IN WITNESS WHEREOF, the undersigned has executed this Certificate of Cancellation as of the date first written above.

Josh Goldstein

Name: Joshua B. Goldstein
Title: General Counsel, Secretary and Member of the Board of Managers

State of Delaware
Secretary of State
Division of Corporations
Delivered 12:21 PM 06/04/2024
FILED 12:21 PM 06/04/2024
SR 20242764251 - File Number 7086361